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                                                                       EXHIBIT 2

                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                         WEB STREET SECURITIES, INC.,
                            an Illinois corporation,


                       WEB STREET FINANCIAL GROUP, INC.,
                            a Delaware corporation

                                      AND

                         WEB STREET SECURITIES, INC.,
                            a Delaware corporation

     THIS AGREEMENT AND PLAN OF MERGER, dated as of March 19, 1998, is made among WEB STREET SECURITIES, INC., an Illinois corporation ("WS-IL"), WEB STREET FINANCIAL GROUP, INC., a Delaware corporation ("WSFG"), and WEB STREET SECURITIES, INC., a Delaware corporation and a wholly-owned subsidiary of WSFG ("WS-DE"). WS-IL and WS-DE are hereinafter sometimes referred to as the "Constituent Entities."

     WHEREAS, the Board of Directors and shareholders of WS-IL holding a majority in interest of each class of WS-IL capital stock deem it advisable and in the best interests of WS-IL that WS-DE be merged with and into WS-IL;

     WHEREAS, the Board of Directors and all of the stockholders of WSFG deem it advisable and in the best interests of WSFG that WS-DE be merged with and into WS-IL;

     WHEREAS, the Board of Directors and WSFG, as the sole stockholder of WS-DE, deem it advisable and in the best interests of WS-DE that WS-DE be merged with and into WS-IL; and

     WHEREAS, the merger of a corporation organized under the laws of the Delaware into another corporation organized under the laws of Illinois is permitted under Section 11.35 of the Illinois Business Corporation Act, as amended (the "IBCA"), and Section 252 of the Delaware General Corporation Law, as amended (the "DGCL").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree that WS-DE shall be merged with and into WS-IL, and that the terms and conditions of such merger, the mode of carrying the same into effect, and the manner and basis of converting and exchanging the stock of WS-DE into the stock of WS-IL, shall be as follows:
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     1.   The Merger. At the Effective Time (as defined in Section 6 below),
          ----------
WS-IL and WS-DE shall be merged into a single corporation on the terms and conditions hereinafter set forth and in accordance with the applicable provisions of the IBCA and the DGCL, by WS-DE merging with and into WS-IL(the "Merger"), and WS-IL shall be the "Surviving Entity." The separate existence of WS-DE shall cease, and the existence of WS-IL, under the name "Web Street Securities, Inc." shall continue unaffected and unimpaired by the Merger with all the rights, privileges, immunities and powers, and subject to all the duties, obligations and liabilities of a corporation formed under the IBCA.

     2.   Articles of Incorporation; By-laws. The Articles of Incorporation of
          ----------------------------------
WS-IL, in effect at the Effective Time, shall continue to be the Articles of Incorporation of the Surviving Entity, until the same shall be altered, amended or repealed in accordance with the provisions thereof and the provisions of applicable law. The By-laws of WS-IL, in effect at the Effective Time, shall continue to be the By-laws of the Surviving Entity, until the same shall be altered, amended or repealed in accordance with the provisions thereof and the provisions of applicable law.

     3.   Officers and Directors. The officers and the directors of WS-IL
          ----------------------
immediately prior to the Effective Time shall continue to be the officers and directors, respectively, of the Surviving Entity until their successors shall have been duly elected in accordance with the Articles of Incorporation of the Surviving Entity and applicable laws.

     4.   Effect of Merger. At and after the Effective Time, the Surviving
          ----------------
Entity shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties, of each of the Constituent Entities; and all and singular, the rights, privileges, powers and franchises of the Constituent Entities, and all property, real, personal and mixed, and all debts due to each of the Constituent Entities on whatever account shall be vested in the Surviving Entity; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Entity as they were of the Constituent Entities, and the title to any real estate vested by deed or otherwise in each of the Constituent Entities shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of each of the Constituent Entities shall be preserved unimpaired, and all debts, liabilities and duties of each of the Constituent Entities shall thenceforth attach to the Surviving Entity and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. If at any time the Surviving Entity shall consider or be advised that any further assignment or assurances in law or any things are necessary or desirable to vest in the Surviving Entity, according to the terms hereof, the title of any property or rights of WS-DE, the directors and/or the officers of WS-DE immediately prior to the Effective Time shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Entity, and otherwise to carry out the purposes of this Plan and Agreement of Merger.

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     5.   Conversion and Redemption of Shares.  At the Effective Time, by virtue
          -----------------------------------
of the Merger and without any action on the part of any holder thereof:

     (a) each share of common stock, no par value, of WS-IL which shall be outstanding immediately prior to the Effective Time shall at the Effective Time be converted into 1.25 (one and twenty-five hundredths) shares of newly issued WSFG common stock, $.01 par value;

     (b) each share of Class B (Special) stock, no par value, of WS-IL which shall be outstanding immediately prior to the Effective Time shall at the Effective Time be converted into one share of newly issued WSFG Series C preferred stock, $.01 par value;

     (c) each share of Class A Preferred stock, $10 par value, of WS-IL which shall be outstanding immediately prior to the Effective Time shall at the Effective Time be converted into 1.25 (one and twenty-five hundredths) shares of newly issued WSFG Series A preferred stock, $.01 par value; and

     (d) each share of common stock, $.01 par value, of WSFG held by Joseph J. Fox and each of such shares held by Avi Fox immediately prior to the Effective Time shall at the Effective Time be redeemed by WSFG in consideration for $.000001 per share. All shares of common stock of WSFG held by Rodney Schoemann at the Effective Time shall remain unaffected.

     6.   Effective Time of the Merger.  The effective time of the Merger (the
          ----------------------------
"Effective Time") shall be the time of the later to occur of the following two events: (a) the Secretary of State of the State of Illinois shall have accepted for filing the Articles of Merger filed in connection with the Merger and (b) the Secretary of State of the State of Delaware shall have accepted for filing the Certificate of Merger filed in connection with the Merger.

     7.   Amendment and Termination.
          -------------------------

     (a) This Plan and Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     (b) At any time prior to the Effective Time, whether before or after approval by the Constituent Entities, this Plan and Agreement of Merger may be terminated and the Merger abandoned by agreement of the Constituent Entities.


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     IN WITNESS WHEREOF, this Plan and Agreement of Merger has been executed by the parties hereto as of the date first above written.

                               WS-IL
                               -----

                               WEB STREET SECURITIES, INC., an Illinois corporation


                               By: /s/ Joseph J. Fox
                                   ------------------------------------
                                    Joseph J. Fox
                                    Chairman


                               WSFG
                               ----

                               WEB STREET FINANCIAL GROUP, INC., a Delaware corporation


                               By: /s/ Joseph J. Fox
                                   ------------------------------------
                                    Joseph J. Fox
                                    Chairman


                               WS-DE
                               -----

                               WEB STREET SECURITIES, INC., a Delaware
                               corporation



                               By: /s/ Joseph J. Fox
                                   ------------------------------------
                                    Joseph J. Fox
                                    Chairman

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